Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Quanergy Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.0001 per share, reserved for issuance under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan	457(h)	1,033,012(2)	6.91(3)	$7,138,112.92	$0.0000927	$661.71

Equity	Common stock, par value $0.0001 per share, reserved for issuance under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan	457(c) and (h)	11,474,942(4)	$.29(5)	$3,327,733.18	$0.0000927	$308.48

Total Offering Amounts					$10,465,846.10		$970.19

Total Fee Offsets					—		—

Net Fee Due							$970.19

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock of the Registrant (“Common Stock”) that may be issued to adjust the number of shares issued pursuant to the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan (the “2013 Plan”).

(2)

Represents 1,033,012 shares of Common Stock underlying stock option awards previously granted and outstanding under the 2013 Plan, as assumed by the Registrant on February 8, 2022 pursuant to the Agreement and Plan of Merger dated as of June 21, 2021, as amended June 28, 2021, November 14, 2021 and December 26, 2021 (the “Merger Agreement”).

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise prices of stock option awards outstanding under the 2013 Plan as of the date of this Registration Statement.

(4)	Represents 11,474,942 shares of Common Stock issuable upon the settlement of restricted stock units previously granted and outstanding under the 2013 Plan.
(5)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 26, 2022, which date is within five business days prior to the filing of this Registration Statement.